UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026

Quarta-Rad, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55964	45-4232089
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 N. Orange St., Suite 700 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

732-887-8511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, the Board of Directors (the “Board”) of Quarta-Rad, Inc. (the “Company”) appointed Dmitry Choulindin to serve as a member of the Board, effective immediately.

Mr. Choulindin, age 46, has served as the Company’s Director of Operations since December 2016. In addition to his role with the Company, Mr. Choulindin has served as an Interpreter / OPFOR (Opposing Force) with 7th Dimension, LLC at McGuire Joint US Air Force Base since April 2022. Since June 2025, he has served as an Interpreter for Legal Interpreting Services, Inc. (d/b/a LIS Solutions), and since January 2026, as an Immigration Court Interpreter for SOS International LLC.

Mr. Choulindin is the half-brother of the Company’s Chief Executive Officer, Victor Shvetsky. Aside from his employment as Director of Operations, there are no related party transactions between Mr. Choulindin and the Company that would require disclosure under Item 404(a) of Regulation S-K. The  terms of Mr. Choulindin’s compensation for his service as a director have not yet been finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

QUARTA-RAD, INC.

Dated: February 19, 2026	By:	/s/ Victor Shvetsky
Victor Shvetsky
Chief Executive Officer